UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2009

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on August 18, 2009, the Board of Directors of Evans Bancorp, Inc. (the "Company") approved the following grants of stock options and shares of restricted stock to the following Named Executive Officers: David Nasca, President and Chief Executive Officer of the Company and Evans Bank, N.A. (the "Bank"); William Glass, Secretary of the Company, Chief Executive Officer of Evans National Leasing, Inc. and Senior Vice President of the Bank; Gary Kajtoch, Treasurer of the Company and Chief Financial Officer of the Bank; and Robert Miller, Jr., President, The Evans Agency, Inc. and ENB Associates, Inc.

Mr. Nasca received 24,170 options and 2,750 restricted shares. Mr. Glass received 9,970 options and 1,130 restricted shares. Mr. Kajtoch received 12,240 options and 1,390 restricted shares. Mr. Miller received 11,340 options and 1,290 restricted shares.

All options were granted at an exercise price of $12.99 per share. These grants are consistent with the terms of the executive officers’ respective employment contracts, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on April 1, 2009 (the "Proxy Statement") and were made pursuant to the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan, a copy of which was filed with the SEC as Appendix A to the Proxy Statement. Each of the awards will vest over a four-year period, with 25% of the shares covered by each such award vesting on each of the first four anniversaries of the grant date of August 18, 2009. The awards expire 10 years after the grant date. These awards were made based on individual performance given the Named Executive Officers’ level of position and the competitive marketplace. The multi-year vesting provision serves as a retention tool and provides the Named Executive Officers with a reward opportunity that is aligned with the Company’s long-term performance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 18, 2009, the Board of Directors of the Company amended Section 203 of Article II of the Company’s Bylaws so as to increase to $50,000 the minimum aggregate market value of qualifying shares required to be held by each director during such director’s term in office. The aggregate market value of a director’s holdings is to be measured based on a trailing 365-day average of the closing price of the Company’s common stock on The Nasdaq Stock Market LLC. The amendment further provides directors with a period of five years to increase their holdings to the required $50,000 minimum aggregate market value.

This summary of changes to the Company’s Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Also on August 18, 2009, the Company’s Board of Directors authorized the Company to repurchase up to 100,000 shares, or approximately 3.6% of its outstanding common stock, over the next two years (the "Repurchase Program"). The Company may purchase shares in the open market or via privately negotiated transactions and may suspend the repurchase program at any time. The timing and amount of shares repurchased will depend on market conditions, share price, trading volume and other factors, and there is no assurance that the Company will repurchase any shares. The Repurchase Program supersedes the Company’s previous repurchase program, approved on August 21, 2007, through which the Company repurchased 26,701 shares over the last two years.

The Company has approximately 2,795,198 shares outstanding as of the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

August 21, 2009	By:	/s/David J. Nasca

Name: David J. Nasca
Title: President & C.E.O.

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Evans Bancorp, Inc. as amended through August 18, 2009